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                                                                    Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Influence Software, Inc. 1996 Stock Option Plan of our report dated January 24, 2000, with respect to the consolidated financial statements and financial statement schedule of Informatica Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                           /S/ ERNST & YOUNG LLP
Palo Alto, California
July 17, 2000


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